Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder GNMA Fund (the "Fund") was held on October 24, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

         For           Against         Abstain         Broker Non-Votes*
         ---           -------         -------         -----------------

      14,979,127       783,357         558,271                 0

2.    To elect Trustees.

                                                    Number of Votes:
                                                    ----------------

                      Trustee                For                      Withheld
                      -------                ---                      --------

         Henry P. Becton, Jr.             15,652,749                  668,007

         Dawn-Marie Driscoll              15,651,844                  668,912

         Peter B. Freeman                 15,645,562                  675,194

         George M. Lovejoy, Jr.           15,647,360                  673,396

         Wesley W. Marple, Jr.            15,660,561                  660,195

         Daniel Pierce                    15,657,786                  662,970

         Kathryn L. Quirk                 15,657,687                  663,069

         Jean C. Tempel                   15,654,266                  666,490

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                 Number of Votes
                                 ---------------

         For            Against        Abstain         Broker Non-Votes*
         ---            -------        -------         -----------------

      13,562,691       1,220,529       847,883              689,653


                             18 - Scudder GNMA Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For            Against        Abstain         Broker Non-Votes*
         ---            -------        -------         -----------------

      14,230,714       1,041,750       861,521              672,881

5. To approve the revision of certain fundamental investment policies.


                                                                      Number of Votes:
                                                                      ----------------
                                                                                                     Broker
             Fundamental Policies                 For             Against          Abstain         Non-Votes*
             --------------------                 ---             -------          -------         ----------

         5.1   Diversification                 13,752,122        1,069,669         836,313           689,652
         5.2   Borrowing                       13,666,216        1,126,582         838,306           689,652
         5.3   Senior securities               13,711,392        1,083,311         836,401           689,652
         5.4   Concentration                   13,700,613        1,092,202         838,289           689,652
         5.5   Underwriting of securities      13,720,226         832,974         1,077,903          689,652
         5.6   Investment real estate          13,711,477         842,053         1,077,573          689,652
         5.7   Purchase of physical            13,708,006         844,952         1,078,146          689,652
               commodities
         5.8   Lending                         13,664,894         886,876         1,079,334          689,652

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

           For                      Against                    Abstain
           ---                      -------                    -------

        15,226,422                  322,967                    771,366

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


                             19 - Scudder GNMA Fund